Exhibit 99.1

Media Release

OTTAWA, July 10, 2018

Mitel Shareholders Approve Acquisition of Mitel By Affiliates of Searchlight Capital Partners

Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in business communications, today announced that its shareholders approved the acquisition of Mitel by an investor group led by affiliates of Searchlight Capital Partners, L.P at the special meeting of Mitel shareholders held today. Approximately 97.5% of the shares voted at the meeting were cast in favor of the resolution to approve the arrangement. Additional details regarding the voting results from the meeting will be filed on SEDAR and EDGAR.

Upon closing of the arrangement, Mitel shareholders will receive $11.15 per common share in cash, less any applicable withholding taxes.

The arrangement is expected to close during the second half of 2018, subject to remaining customary closing conditions, including the receipt of certain regulatory approvals and Canadian court approval. Prior to today’s vote, the conditions to the arrangement relating to the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Competition Act (Canada) and relating to notification to and approval of The Federal Antimonopoly Service of the Russian Federation were satisfied. Further information about the arrangement is set forth in the materials prepared by Mitel in respect of the special meeting, which are available under Mitel’s profile on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

Forward Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the ability to obtain required regulatory and court approvals for the arrangement, the timing of obtaining such approvals and the risk that such approvals may not be obtained in a timely manner or at all, and the risk that such approvals may be obtained on conditions that are not anticipated; the risk that the conditions to the arrangement are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the ability to achieve the expected benefits of the transaction; the inherent uncertainty associated with

Media Release

financial or other projections; the integration of Mitel and ShoreTel and the ability to recognize the anticipated benefits from the acquisition of ShoreTel; the anticipated size of the markets and continued demand for Mitel’s products and services; the impact of competitive products and pricing and disruption to the combined business that could result from the acquisition of ShoreTel; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies, including the acquisition of ShoreTel. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Mitel’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC and Canadian securities regulatory authorities on February 28, 2018 and May 3, 2018, respectively. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader in business communications powering more than two billion business connections, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and service providers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 70 million business users in more than 100 countries. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

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MITL-F

Contact Information

Media and Industry Analysts

Amy MacLeod

613-691-3317

amy.macleod@mitel.com

Investors

Michael McCarthy

469-574-8134

michael.mccarthy@mitel.com